Exhibit 4.2

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JUNE [10], 2021

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OR UNDER ANY STATE SECURITIES LAWS, AND THE SECURITIES REPRESENTED HEREBY MAY BE OFFERED, SOLD, HEDGED, OR OTHERWISE TRANSFERRED ONLY (A) TO BUNKER HILL MINING CORP., (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, OR (C) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER U.S. SECURITIES LAWS, PROVIDED THAT AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO BUNKER HILL MINING CORP. IS PROVIDED TO THE EFFECT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE US. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS. THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT “GOOD DELIVERY” OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.

THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THAT THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT) UNLESS REGISTERED UNDER THE U.S. SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE

WARRANT certificate

BUNKER HILL MINING CORP.

(incorporated under the laws of State of Nevada)

Warrant Certificate No. W21-I-[●]	[●] Warrants to Purchase Common Shares

This warrant (the “Warrant”) will be void and of no value unless exercised prior to 5:00 p.m. (Toronto time) on the Expiry Time (as defined below).

THIS IS TO CERTIFY THAT, for value received, [NAME, ADDRESS] (the “Holder”), is entitled to purchase, at any time and from time to time, up to [●] fully paid and non-assessable common shares without par value (the “Shares”) in the capital of Bunker Hill Mining Corp. (the “Company”), upon and subject to the terms and conditions hereinafter referred to. The Holder is entitled to purchase the Shares at and for a price (the “Exercise Price”) of CAD$0.60 per Share at any time until 5:00 p.m. (Toronto time) on February [9], 2026 (the “Expiry Time”).

Such right to purchase the Shares may only be exercised by the Holder within the time hereinbefore set out by:

(i)	duly completing, in the manner indicated, and executing the Subscription Form attached hereto; and

(ii)	surrendering this Warrant to the Company at the offices of the Company, at 82 Richmond Street East, Suite 200, Toronto, ON M5C 1P1, together with cash or a certified cheque payable to the order of the Company in the amount of the aggregate exercise price of the Shares subscribed for.

This Warrant and such certified cheque or cash will be deemed to be so surrendered and exercised only upon actual receipt thereof by the Company (the “Exercise Date”).

Any Shares issued on the exercise of this Warrant will be issued effective on the Exercise Date. Unless otherwise directed, the Company will, within three business days of the Exercise Date, mail or caused to be mailed to the Holder at the address indicated on the Subscription Form attached hereto a certificate or certificates representing such Shares.

The Holder may subscribe for and purchase any lesser number than the whole number of Shares purchasable under this Warrant and, in such event, will be entitled to receive a new Warrant with respect to the remaining balance of the Shares purchasable under this Warrant.

In the event of any alteration of the Shares, including any subdivision, consolidation or reclassification, or in the event of any form of reorganization of the Company, including any amalgamation, merger or arrangement (collectively, a “Reorganization”), an adjustment will be made to the terms of the Warrants such that the Holder, upon exercise of any Warrants following the completion of the Reorganization, will be entitled to receive the same number and kind of securities that it would have been entitled to receive as a result of the Reorganization had it exercised its Warrants immediately prior to the Reorganization.

The Company will not effect any Reorganization which could result in a successor to the Company unless prior to or simultaneously with the consummation thereof, the entity succeeding the Company acknowledges in writing that it is bound by and will comply with the provisions set forth in this Warrant Certificate.

If, in case at any time:

(a)	the Company pays any dividend payable in stock upon the Shares or makes any distribution to the holders of the Shares;

(b)	the Company offers for subscription pro rata to the holders of its Shares any additional shares of stock of any class or other rights;

(c)	there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

(d)	in case of any Reorganization;

then, and in any one or more of such cases, the Company will give to the Holder at least 20 days’ prior written notice of the date on which the books of the Company will close or a record will be taken for such dividend, distribution or offer of subscription rights, or for determining rights to vote with respect to such dissolution, liquidation or winding-up or Reorganization and, in the case of such dissolution, liquidation or winding-up or Reorganization, at least 20 days’ prior written notice of the date when the same will take place. Such notice in accordance with the foregoing clause will also specify, in the case of any such dividend, distribution or offer of subscriptions rights, the date on which the holders of the Shares will be entitled thereto, and such notice in accordance with the foregoing will also specify the date on which the holders of the Shares will be entitled to exchange the Shares for securities or other property deliverable upon such dissolution, liquidation or winding-up or Reorganization, as the case may be. Each such written notice will be given by first class registered mail, postage prepaid, addressed to the Holder at the address of such Holder, as shown on the books of the Company.

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In accordance with this certificate, the Company will make adjustments as it considers necessary and equitable acting in good faith. If at any time a dispute arises with respect to adjustments provided for herein, such dispute will be conclusively determined by the auditors of the Company or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the directors of the Company and any such determination, absent manifest error, will be binding upon the Company, the Holder and shareholders of the Company. The Company will provide such auditors or accountants with access to all necessary records of the Company and fees payable to such accountants or auditors will be paid by the Company.

To the extent that this Warrant confers the right to purchase a fraction of a Share, such right may be exercised in respect of such fraction only in combination with another Warrant or other Warrants which in the aggregate entitle the Holder to purchase a whole number of Shares. No fractional Shares will be issued or consideration given in lieu thereof.

The Holder may, at any time prior to the Expiry Time, upon surrender hereof to the Company and upon payment of such applicable transfer charges as may be required by the Company from time to time, exchange this Warrant for other Warrants entitling the Holder to subscribe in the aggregate for the same number of Shares as are purchasable under this Warrant at the time of such exchange.

The terms and holding of this Warrant do not constitute the Holder to be a shareholder of the Company or entitle the Holder to any right or interest with respect thereto except as herein expressly provided.

The Company will reserve and set aside sufficient shares in its authorized capital to issue the Shares which may be issued from time to time on exercise of the Warrant.

Any notice to be given hereunder to the Holder will be given in writing and either sent by telecopier, delivered or mailed by prepaid post to the Holder at the address indicated on the Warrant, or at such other address as the Holder may hereafter designate by notice in writing. If such notice is sent by telecopier or is delivered, it will be deemed to have been given at the time of delivery; if such notice is sent by mail, it will be deemed to have been given 48 hours following the date of mailing thereof. In the event of a mail strike or disruption in postal service at or prior to the time a notice is deemed to have been received by mail, such notice will be delivered or sent by telecopier.

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This Warrant and the Shares underlying this Warrant have not been and will not be registered under the United States Securities Act or 1933, as amended (the “U.S. Securities Act”) and applicable state securities laws and the Company has no current intention to effect such registration. Warrants may only be exercised within the United States or by or on behalf of a U.S. Person (as defined in Regulation S of the U.S. Securities Act), or a person within the United States and the Shares issued upon exercise of Warrants may be delivered to an address in the United States only if the Warrants and the Shares are registered under the U.S. Securities Act and applicable state securities laws or such exercise is made in accordance with an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws, such exemption to be evidenced by such certificates and other evidence reasonably satisfactory to the Company and the Company shall be entitled to rely upon such confirmation.

This Warrant will be governed by and construed in accordance with the laws of the Province of Ontario.

The Company may execute this Warrant Certificate by electronic signature. To the extent that this Warrant Certificate or any agreement subject to the terms hereof or any amendment hereto is executed, recorded or delivered electronically, it shall be binding to the same extent as though it had been executed on paper with an original ink signature. The fact that this Warrant Certificate is executed, signed, stored or delivered electronically shall not prevent the enforcement of the terms hereof. Physical possession of the original of this Warrant Certificate or any paper copy thereof shall confer no special status to the bearer thereof.

Time will be of the essence hereof.

[The remainder of this page has been left intentionally blank. Signature page follows.]

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IN WITNESS WHEREOF the Company has caused this Warrant to be signed by its duly authorized officer as of the _____ day of ___________________, 2021.

BUNKER HILL MINING CORP.

By:
Authorized Signatory

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SUBSCRIPTION FORM

TO:	BUNKER HILL MINING CORP.
82 Richmond Street East, Suite 200
Toronto, ON M5C 1P1

_____________________________________________, the holder of the within Warrant, does hereby subscribe for _______________ Shares according to the conditions thereof and herewith makes payment in the amount of CADS$______________ as the purchase price in full for the said number of Shares at the price of CAD$.0.60 per Share until the February [9], 2026. The holder exercising this Warrant certifies that (chose one):

________ (a) It is not a U.S. Person (as such term is defined in Regulation S under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and the Warrant is not being exercised on behalf of a U.S. Person.

________ (b) Accompanying this Subscription Form is a written opinion of counsel to the effect that the Warrant and the securities delivered upon exercise thereof have been registered under the U.S Securities Act or are exempt from registration thereunder.

_____________________________________________ hereby directs that the Shares hereby subscribed for be issued and delivered as follows:

Name(s) in full	Address	Number of Shares

DATED this _______ day of ________________________, _________.

Authorized Signatory

Mailing Address

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